UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 3, 2026, Sadot Group Inc. (the “Company”) received a letter (the “Compliance Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the Company’s Current Report on Form 8-K dated July 17, 2026, the Staff has determined that the Company complies with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1).

As previously disclosed, on May 5, 2026, the Staff notified the Company that it did not comply with the minimum $2.5 million stockholders’ equity requirement of Nasdaq Listing Rule 5550(b)(1) and that it did not otherwise satisfy the alternative continued listing standards of at least $35 million market value of listed securities set forth in Nasdaq Listing Rule 5550(b)(2) or $500,000 of net income from continuing operations set forth in Nasdaq Listing Rule 5550(b)(3). The Company thereafter submitted a plan to regain compliance to the Staff and, in its Current Report on Form 8-K dated July 17, 2026, reported, among other things, the Company’s pro forma stockholders’ equity after giving effect to the previously disclosed transactions described therein.

The Compliance Letter further provides that if the Company fails to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon filing its periodic report for the period ended September 30, 2026, the Company may be subject to delisting. In that event, the Staff would provide written notification to the Company, and the Company would have the right to appeal the Staff’s determination to a Nasdaq Hearings Panel. There can be no assurance that the Company will evidence compliance with the stockholders’ equity requirement upon the filing of its periodic report for the period ended September 30, 2026 or that the Company will otherwise maintain compliance with the other continued listing requirements of The Nasdaq Capital Market.

The Compliance Letter has no immediate effect on the listing or trading of the Company’s common stock, which continues to trade on The Nasdaq Capital Market under the symbol “SDOT.”

Forward-Looking Statements This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the Company’s compliance with the Nasdaq continued listing requirements, including the Company’s ability to evidence compliance with the minimum stockholders’ equity requirement upon the filing of its periodic report for the period ended September 30, 2026 and to maintain the listing of its common stock on The Nasdaq Capital Market, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include whether the Company will be successful in maintaining the listing of its common stock on Nasdaq.

Item 9.01 Financial Statements and Exhibits (d) Index of Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.
	By:	/s/ Haggai Ravid
	Name:	Haggai Ravid
	Title:	Chief Executive Officer
Date: August 4, 2026